Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of September 30, 2013 and statements of income for the nine month period ended September 30, 2013 and for the year ended December 31, 2012 are presented to give effect to and show the pro forma impact on our historical financial statements of (1) the acquisition of Talmer West Bank on January 1, 2014 and the related transactions with Financial Commerce Corporation and its parent holding company, Capitol Bancorp Ltd. under the terms of the sale order approved in the bankruptcy, (2) the borrowing of $35.0 million under a senior unsecured line of credit on December 27, 2013 to fund the acquisition of Talmer West Bank, (3) the acquisition of First Place Bank on January 1, 2013 and the related transactions with First Place Financial Corp. under the terms of the sale order approved in the bankruptcy, and (4) the February 21, 2012 and December 27, 2012 private placements of our Class A common stock that raised, in the aggregate, $174.0 million of additional capital at $8.00 per share to fund the acquisition of First Place Bank.

On January 1, 2013, we purchased substantially all of the assets of First Place Financial Corp., including all of the issued and outstanding shares of common stock of First Place Bank, in a transaction facilitated under Section 363 of the U.S. Bankruptcy Code. The results of operations of First Place Bank have been reflected in our consolidated financial statements from the date of acquisition and, under the acquisition method of accounting, the assets and liabilities of First Place Bank have been reflected in our consolidated financial statements at their respective estimated fair values as of the date of acquisition.

On January 1, 2014, we purchased Financial Commerce Corporation’s wholly-owned subsidiary banks and certain other bank-related assets from Financial Commerce Corporation and its parent holding company, Capitol Bancorp Ltd. in a transaction facilitated under Section 363 of the U.S. Bankruptcy Code.

The banks we acquired from Financial Commerce Corporation were:

•                  Michigan Commerce Bank, a Michigan state-chartered bank with ten branches located throughout Michigan;

•                  Indiana Community Bank, an Indiana state-chartered bank with two branches located in northern Indiana;

•                  Bank of Las Vegas, a Nevada state-chartered bank with four branches located in the metropolitan Las Vegas area; and

•                  Sunrise Bank of Albuquerque, a New Mexico state-chartered bank with one location in Albuquerque.

Immediately prior to our consummation of the acquisition, Capitol Bancorp Ltd. merged Indiana Community Bank, Bank of Las Vegas and Sunrise Bank of Albuquerque with and into Michigan Commerce Bank, with Michigan Commerce Bank as the surviving bank in the merger. Simultaneously with the merger, Michigan Commerce Bank changed its name to Talmer West Bank.

Our unaudited pro forma condensed combined balance sheet as of September 30, 2013 presents our consolidated financial position giving pro forma effect to the following transactions as if they occurred as of September 30, 2013:

•                  the acquisition of Talmer West Bank on January 1, 2014 and the related transactions with Financial Commerce Corporation and its parent holding company, Capitol Bancorp Ltd., under the terms of the sale order approved in the bankruptcy; and

•                  the borrowing of $35.0 million under a senior unsecured line of credit on December 27, 2013 to fund the acquisition of Talmer West Bank.

Our unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2013 present our consolidated results of operations giving pro forma effect to the following transactions as if they occurred as of January 1, 2013:

•                  the acquisition of Talmer West Bank on January 1, 2014 and the related transactions with Financial Commerce Corporation and its parent holding company, Capitol Bancorp Ltd., under the terms of the sale order approved in the bankruptcy; and

•                  the borrowing of $35.0 million under a senior unsecured line of credit on December 27, 2013 to fund the acquisition of Talmer West Bank.

Our unaudited pro forma condensed combined statements of income for the year ended December 31, 2012 present our consolidated results of operations giving pro forma effect to the following transactions as if they occurred as of January 1, 2012:

•                  the acquisition of Talmer West Bank on January 1, 2014 and the related transactions with Financial Commerce Corporation and its parent holding company, Capitol Bancorp Ltd., under the terms of the sale order approved in the bankruptcy;

•                  the borrowing of $35.0 million under a senior unsecured line of credit on December 27, 2013 to fund the acquisition of Talmer West Bank;

•                  the acquisition of First Place Bank on January 1, 2013 and the related transactions with First Place Financial Corp. under the terms of the sale order approved in the bankruptcy; and

•                  the February 21, 2012 and December 27, 2012 private placements of our Class A common stock that raised, in the aggregate, $174.0 million of additional capital at $8.00 per share to fund the acquisition of First Place Bank.

Our unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:

•                  our historical audited financial statements as of and for the year ended December 31, 2012 contained in our prospectus filed with the SEC pursuant to Rule 424(b)(4) on February 12, 2014;

•                  our historical unaudited financial statements for the nine month period ended September 30, 2013 contained in our prospectus filed with the SEC pursuant to Rule 424(b)(4) on February 12, 2014;

•                  First Place Bank’s historical audited financial statements as of and for the year ended December 31, 2012 contained in our prospectus filed with the SEC pursuant to Rule 424(b)(4) on February 12, 2014; and

•                  Talmer West Bank’s historical audited combined financial statements as of and for the years ended December 31, 2013 and 2012 which are attached to this Form 8-K as Exhibit 99.1

The assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.  The pro forma adjustments described in the accompanying notes have been made based on available information and upon assumptions that our management believes are reasonable in order to reflect, on a pro forma basis, the impact of these transactions on our historical financial information.  The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the periods presented.  The adjustments included in these unaudited pro forma condensed combined financial statements are preliminary and may be revised. The unaudited pro forma condensed combined financial information also does not consider any potential impact of current market conditions on revenues, potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors.  Certain reclassifications have been made to the historical financial statements of First Place Bank and Talmer West Bank to conform to the presentation of our financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2013

	Talmer	Talmer West			Talmer
	Bancorp, Inc.	Bank			Bancorp, Inc.
	September 30, 2013						September 30, 2013
(Dollars in thousands, except per share data)	(As Reported)	September 30, 2013	Adjustments (1)		Adjustments		(Pro forma)
Assets
Total cash and cash equivalents	$493,023	$205,661	$(6,500	)(2)	$35,000	(11)	$727,184
Securities available-for-sale	652,739	14,765	—		—		667,504
Federal Home Loan Bank stock	16,303	6,177	—		—		22,480
Loans held for sale	226,958	73	—		—		227,031
Loans:
Total loans, excluding covered loans	2,322,193	683,173	(68,203	)(3)	—		2,937,163
Less: Allowance for loan losses - uncovered	(15,620)	(31,222)	31,222	(3)	—		(15,620)
Net loans - excluding covered loans	2,306,573	651,951	(36,981)		—		2,921,543
Covered loans	558,534	—	—		—		558,534
Less: Allowance for loan losses - covered	(42,573)	—	—		—		(42,573)
Net loans - covered	515,961	—	—		—		515,961
Net total loans	2,822,534	651,951	(36,981)		—		3,437,504
Premises and equipment	54,065	14,155	(8,798	)(4)	—		59,422
FDIC indemnification asset	148,325	—	—		—		148,325
Other real estate owned	31,589	47,502	(10,544	)(5)			68,547
Loan servicing rights	71,751	801	—		—		72,552
Core deposit intangible	13,868		3,633	(6)	—		17,501
FDIC receivable	13,530	—	—		—		13,530
Company-owned life insurance	39,163	—	—		—		39,163
Other assets	158,097	4,350	52,052	(7)	—		214,499
Total assets	$4,741,945	$945,435		$(7,138)	$35,000		$5,715,242
Liabilities
Deposits:
Noninterest-bearing demand deposits	$822,945	$185,770	$—		$—		$1,008,715
Interest-bearing demand deposits	581,941	105,914	—		—		687,855
Money market and savings deposits	1,215,290	225,402	—		—		1,440,692
Time deposits	962,499	370,329	2,088	(8)	—		1,334,916
Other brokered funds	80,000	—	—		—		80,000
Total deposits	3,662,675	887,415	2,088		—		4,552,178
FDIC clawback liability	24,299	—	—		—		24,299
Short-term borrowings	139,965	—	—		35,000	(11)	174,965
Long-term debt	266,799	5,418	—		—		272,217
Other liabilities	41,376	2,219	1,995	(9)	—	(12)	45,590
Total liabilities	4,135,114	895,052	4,083		35,000		5,069,249
Shareholders’ equity
Common stock	66,229	1,875	(1,875	)(10)	—		66,229
Additional paid-in-capital	366,171	286,648	(247,486	)(10)	—		405,333
Retained earnings	179,796	(237,967)	237,967	(10)	—		179,796
Accumulated other comprehensive income (loss), net of tax	(5,365)	(173)	173	(10)	—		(5,365)
Total shareholders’ equity	606,831	50,383	(11,221)		—		645,993
Total liabilities and shareholders’ equity	$4,741,945	$945,435		$(7,138)	$35,000		$5,715,242

(1)             Adjustments reflect the acquisition method of accounting and estimated fair value adjustments resulting from our acquisition of Talmer West Bank on January 1, 2014.  In many cases the determination of the fair values required us to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. The following table summarizes the preliminary purchase price allocation to the estimated fair value of assets and liabilities of Talmer West Bank as of September 30, 2013.

(Dollars in thousands)
Purchase Price Allocation as if acquired on September 30, 2013
Consideration paid		$6,500
Carrying value of Talmer West Bank net assets as of September 30, 2013		$50,383
Fair value adjustments (debit /(credit)):
Loans, net	$(36,981)
Premises and equipment	(8,798)
OREO	(10,544)
Core deposit intangible	3,633
Time deposits	(2,088)
Other assets	(2,264)
Other liabilities	(1,995)
Deferred tax asset	54,316
Total fair value adjustments		$(4,721)
Fair value of net assets estimated as if acquired on September 30, 2013		$45,662
Excess of fair value of net assets acquired over consideration paid		$(39,162)

The table above summarizes the preliminary purchase price allocation to the estimated fair value of assets and liabilities of Talmer West Bank, as if we acquired Talmer West Bank on September 30, 2013. However, we anticipate the bargain purchase gain to be recognized by Talmer Bancorp, Inc. at January 1, 2014 related to the acquisition of Talmer West Bank will be approximately $37.0 million. The difference in the estimated bargain purchase gain relates to the change in equity and the allowance for loan losses of Talmer West Bank from September 30, 2013 to December 31, 2013.

The purchase price consisted of cash consideration of $4.0 million and a separate $2.5 million payment to fund an escrow account to pay the post-petition administrative fees and expenses of the professionals in the bankruptcy cases of Financial Commerce Corporation and Capitol Bancorp Ltd., each of which filed voluntary bankruptcy petitions under Chapter 11 of the U.S. Bankruptcy Code on August 9, 2012, with any unused escrowed funds to be refunded to us.

The above estimated fair values of assets acquired and liabilities assumed are based on the information that was available to make preliminary estimates of the fair value. While we believe that information provides a reasonable basis for estimating the fair values, we expect to obtain additional information and evidence during the measurement period that may result in changes to the estimated fair value amounts. This measurement period ends on the earlier of one year after the acquisition or the date we receive the information about the facts and circumstances that existed at the acquisition date. Subsequent adjustments, if any, will be retrospectively reflected in future filings. These refinements include: (1) changes in the estimated fair value of loans acquired and changes in the determination on whether such loans are considered purchased credit impaired; (2) changes in net deferred tax assets related to any changes in fair value estimates; (3) changes in net deferred tax assets and, potentially, the valuation allowance on same, once Capitol Bancorp Ltd.’s consolidated tax return filings for all periods that must include Talmer West Bank are completed ; and (4) a change in the bargain purchase gain caused by the net effect of these adjustments.

(2)             Adjustment reflects the purchase price cash consideration of $6.5 million discussed above.

(3)             Adjustments reflect the total loan fair value adjustment of $68.2 million, which includes an estimated discount associated with fair value rate adjustments of $9.5 million and adjustments for identified and estimated credit losses expected at acquisition of $58.1 million. Additionally, since all loans were adjusted to their estimated fair value, approximately $600 thousand of historical deferred fees were eliminated and the historical allowance for loan losses at September 30, 2013 of $31.2 million was eliminated.

The cash flows expected to be collected on purchased loans are estimated based upon the expected remaining life of the underlying loans, which includes the effects of estimated prepayments. Purchased loans are considered credit impaired if there is evidence of credit deterioration at the date of purchase and if it is probable that not all contractually required payments will be collected. Interest income, through accretion of the difference between the carrying value of the loans and the expected cash flows is recognized on the acquired loans accounted for under FASB ASC Topic 310-30, “Receivables — Loans and Debt Securities Acquired with Deteriorated Credit Quality” (“ASC 310-30”).

Purchased loans outside the scope of ASC 310-30, including purchased loans with revolving privileges, are accounted for under FASB ASC Topic 310-20, “Receivables - Nonrefundable Fees and Other Costs” (“ASC 310-20”). Discounts created when the loans were recorded at their fair values at acquisition are accreted over the remaining terms of the loans as an adjustment to the related loan’s yield.

Information regarding acquired loans accounted for under ASC 310-30 as well as acquired loans excluded from ASC 310-30 accounting at the acquisition date, January 1, 2014, is as follows:

(Dollars in thousands)

Accounted for under ASC 310-30:
Contractual cash flows	$331,514
Contractual cash flows not expected to be collected (nonaccretable difference)	(85,806)
Expected cash flows	245,708
Interest component of expected cash flows (accretable yield)	(32,852)
Fair value at acquisition	$212,856

Excluded from ASC 310-30 accounting:
Unpaid principal balance	$362,782
Fair value discount	(3,465)
Fair value at acquisition	359,317
Total fair value at acquisition	$572,173

(4)             Adjustments include approximately $7.0 million to record premises and equipment at fair value and $1.8 million to reflect the fair value of the remaining lease payments.

(5)             Other real estate owned was reduced by $10.5 million based on our estimate of property values given current market conditions and additional discounts necessary to liquidate these properties.

(6)             Adjustment includes the recognition of a core deposit intangible of $3.6 million.

(7)             The most significant adjustment to other assets is the recognition of $54.4 million in deferred tax assets, net of a $1.0 million valuation allowance, as a result of the application of the acquisition method of accounting, primarily the establishment of a net deferred tax asset  related to our fair value adjustments, adjustments that we expect to occur to Talmer West Bank’s net operating loss carry forwards during its last year as a member of Capitol Bancorp Ltd.’s consolidated tax filings, and the reversal of the valuation allowance that Talmer West Bank had carried on its existing net deferred tax assets.

As a result of the acquisition of Talmer West Bank on January 1, 2014, Talmer West Bank incurred an “ownership change” pursuant to Section 382 of the Internal Revenue Code.  As such, our ability to benefit from the use of Talmer West Bank’s pre-ownership change net operating loss carry-forwards, as well as the deductibility of certain of its built-in losses if realized during a five-year recognition period (one year with respect to bad debt deductions), will be limited to approximately $3.0 million per year.

A valuation allowance of $1.0 million was established against the deferred tax assets based on our estimate of the amount and timing of built-in losses more likely than not to be realized over the Section 382 recognition period, and the impact on our utilization of pre-ownership change net operating loss carry forwards. In determining  the estimate of built-in losses more likely than not to be realized within the Section 382 recognition period, we focused primarily on tax losses embedded in Talmer West Bank’s loan portfolio and other real estate owned and, to a lesser extent, on tax losses embedded in fixed assets, investments in partnerships and certain accrued expenses, and anticipated when these losses might create actual tax deductions, either through bad debt deductions, depreciation, amortization, payment, or disposition of the assets in question.  We expect to be able to absorb the future reversal of the remaining deductible temporary differences through carryback to Talmer Bancorp, Inc.’s consolidated tax liability and future taxable income of the Talmer Bancorp, Inc. consolidated group.

We monitor deferred tax assets quarterly for changes affecting realizability. Actual outcomes could vary from our current estimates which could require increases or decreases in the valuation allowance and corresponding tax expense or benefit, to be recorded in future periods.

In the ordinary course of business, we enter into certain transactions that have tax consequences. From time to time, the Internal Revenue Service (“IRS”) or state taxing authorities may review and/or challenge specific interpretive tax positions taken by us with respect to those transactions. We believe that our tax returns, as well as Talmer West Bank’s tax returns for periods prior to the acquisition, were filed based upon applicable statutes,  regulations  and  case  law  in  effect  at  the  time of  the  transactions and therefore we have no unrecognized tax benefits.  The IRS, various state and other jurisdictions, if presented with the transactions, could disagree with our interpretation of the tax law.

(8)             Time deposits were not included in the core deposit intangible evaluation. Instead, a separate valuation for term deposit liabilities was conducted and resulted in an adjustment of approximately $2.1 million to record the liabilities at fair value.

(9)             Adjustment reflects adjustments of approximately $2.0 million, primarily related to consulting fees payable upon consummation of the acquisition, but excludes an accrual for estimated transaction costs (e.g., legal, settlements, accounting, etc.) of approximately $1.0 million and an accrual of approximately $1.5 million for estimated severance and retention expenses to be incurred by Talmer West Bank, which will be recorded as non-interest expenses as incurred.

(10)        Adjustment represents the elimination of historical shareholders’ equity accounts and an adjustment to equity for the difference between the fair value adjustments to assets and the fair value adjustments to liabilities and to reflect the accruals for estimated transaction costs and severance expense to be expensed as incurred. The difference between the net fair value adjustment and the consideration paid for Talmer West Bank results in a bargain purchase gain of approximately $39.2 million at September 30, 2013, which would be recorded at Talmer Bancorp, Inc.

(11)        Adjustment represents Talmer Bancorp, Inc.’s borrowing of $35.0 million under a senior unsecured line of credit on December 27, 2013 to fund the acquisition of Talmer West Bank.

(12)        Adjustment excludes an accrual for estimated transaction costs (e.g., legal, accounting, consulting, opening balance sheet valuation, etc.) of approximately $2.0 million and an accrual of approximately $2.0 million for transaction related incentive compensation to be incurred by Talmer Bancorp, Inc. related to the acquisition of Talmer West Bank, which will be recorded as non-interest expenses as incurred.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

Nine Months Ended September 30, 2013

	Talmer	Talmer West			Talmer
	Bancorp, Inc.	Bank			Bancorp, Inc.
	Nine months ended						Nine months ended
	September 30, 2013	Nine months ended					September 30, 2013
(Dollars in thousands, except per share data)	(As Reported)	September 30, 2013	Adjustments(1)		Adjustments(7)		(Pro forma)
Interest income
Interest and fees on loans	$149,503	$30,459	$1,432	(2)	$—		$181,394
Interest on securities and other	9,375	601	—		—		9,976
FDIC indemnification asset	(21,088)	—	—		—		(21,088)
Total interest income	137,790	31,060	1,432		—		170,282
Interest expense:
Interest-bearing deposits	6,573	4,588	(783	)(3)	—		10,378
Borrowings and other debt	2,504	30	—		836	(8)	3,370
Total interest expense	9,077	4,618	(783)		836		13,749
Net interest income	128,713	26,442	2,215		(836)		156,534
Provision for loan losses	1,848	(12,193)	—	(4)			(10,345)
Net interest income after provision for loan losses	126,865	38,635	2,215		(836)		166,879
Noninterest income:
Deposit fee income	12,707	1,465	—		—		14,172
Mortgage banking and other loan fees	60,966	940	—		—		61,906
Bargain purchase gains	71,702	—	—		—		71,702
FDIC loss sharing income	(7,059)	—	—		—		(7,059)
Accelerated discount on acquired loans	10,558	—	—		—		10,558
Net gains on sales of securities	100	—	—		—		100
Other income	8,725	2,509	—		—		11,234
Total noninterest income	157,699	4,914	—		—		162,613
Noninterest expenses
Salaries and employee benefits	116,772	15,307	—		—		132,079
Occupancy and equipment expense	20,409	6,371	—		—		26,780
Data processing and professional fees	19,883	2,906	—		—		22,789
FDIC loss sharing expense	1,524	—	—		—		1,524
Bank acquisition and due diligence fees	7,874	—	—		—		7,874
Marketing expense	2,825	216	—		—		3,041
Insurance expense	8,123	2,574	—		—		10,697
Other expense	20,513	3,768	383	(5)	—		24,664
Total noninterest expenses	197,923	31,142	383		—		229,448
Income before income taxes	86,641	12,407	1,832		(836)		100,044
Income tax	636	(938)	5,922	(6)	(293	)(6)	5,327
Net income	$86,005	$13,345	$(4,090)		$(544)		$94,717

Earnings per share:
Basic	$1.30						$1.43
Diluted	$1.23						$1.35
Average shares outstanding - basic	66,229						66,229
Average shares outstanding - diluted	69,972						69,972

(1)         Adjustments exclude estimated transaction costs (e.g., legal, settlements, accounting, etc.) of approximately $1.0 million and approximately $1.5 million of salary and benefit expenses due to estimated severance and retention expenses to be incurred by Talmer West Bank, which will be recorded as non-interest expenses as incurred. The adjustments also exclude the impact of any changes in the valuation allowance associated with the deferred taxes.

(2)         Adjustments reflect the change in loan interest income for the nine month period ended September 30, 2013 that would have resulted had the loans been acquired as of January 1, 2013. The change in loan interest income is due to estimated discount accretion associated with fair value rate adjustments of $9.5 million to acquired loans. The discount accretion was calculated on the level yield method over the estimated lives of the acquired loan portfolios of five years.

(3)         Adjustments reflect the change in interest expense for the nine month period ended September 30, 2013 that would have resulted had the time deposits been acquired as of January 1, 2013. The change in deposit interest expense is due to estimated premium amortization associated with fair value adjustments of $2.1 million to acquired time deposits. The premium amortization was calculated on the level yield method over the estimated lives of the acquired time deposits of two years.

(4)         Acquired loans are recorded at estimated fair value at acquisition which includes adjustments for identified and estimated credit losses expected at acquisition. The recording of acquired loans at their fair value at January 1, 2013 would be expected to significantly impact the determination of the provision (benefit) for loan losses for the nine month period ended September 30, 2013. However, we have assumed no reduction to the historic amount of Talmer West Bank’s provision (benefit) for loan losses in this presentation.

(5)         Adjustments reflect the change in other expense for the nine month period ended September 30, 2013 that would have resulted from the amortization of the core deposit intangible of $3.6 million had the deposits been acquired as of January 1, 2013. The amortization of the core deposit intangible was calculated on an accelerated basis over the estimated useful life of ten years.

(6)         Adjustments reflect recognition of tax expense associated with the adjusted net taxable income before taxes assuming an effective rate of 35%.

(7)         Adjustments exclude estimated transaction costs (e.g., legal, accounting, consulting, opening balance sheet valuation, etc.) of approximately $2.0 million and approximately $2.0 million of salary and benefit expenses due to transaction related incentive compensation to be incurred by Talmer Bancorp, Inc. related to the acquisition of Talmer West Bank, which will be recorded as non-interest expenses as incurred. Adjustments also exclude the recognition of any bargain purchase gain of that would have resulted had Talmer West Bank been acquired as of January 1, 2013. A bargain purchase gain represents the difference between the net fair value adjustments and the consideration paid. We anticipate the bargain purchase gain to be recognized by Talmer Bancorp Inc. at January 1, 2014 related to the acquisition of Talmer West Bank will be approximately $37.0 million.

(8)         Adjustment reflects the change in interest expense for the nine month period ended September 30, 2013 that would have resulted had Talmer Bancorp, Inc. borrowed the $35.0 million under a senior unsecured line of credit to fund the acquisition of Talmer West Bank on January 1, 2013.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

Year Ended December 31, 2012

	Talmer	First Place			Talmer West			Talmer
	Bancorp, Inc.	Bank			Bank			Bancorp, Inc.
	Year Ended	Year Ended								Year Ended
	December 31, 2012	December 31, 2012			Year Ended					December 31, 2012
(Dollars in thousands, except per share data)	(As Reported)	(As Reported)	Adjustments (1)		December 31, 2012	Adjustments (8)		Adjustments (13)		(Pro forma)
Interest income
Interest and fees on loans	$112,530	$99,425	$2,964	(2)	$49,621	$1,910	(9)	$—		$266,450
Interest on securities and other	9,190	7,314	—		877	—		—		17,381
FDIC indemnification asset	(19,156)	—	—		—	—		—		(19,156)
Total interest income	102,564	106,739	2,964		50,498	1,910		—		264,675
Interest expense:
Interest-bearing deposits	4,886	11,081	(2,036	)(3)	8,839	(1,044	)(10)	—		21,726
Borrowings and other debt	809	10,804	(7,116	)(4)	212	—		1,133	(14)	5,842
Total interest expense	5,695	21,885	(9,152)		9,051	(1,044)		1,133		27,568
Net interest income	96,869	84,854	12,116		41,447	2,953		(1,133)		237,106
Provision for loan losses	35,872	27,740	—	(5)	790	—	(11)	—		64,402
Net interest income after provision for loan losses	60,997	57,114	12,116		40,657	2,953		(1,133)		172,704
Noninterest income:
Deposit fee income	5,353	9,411	—		2,193	—		—		16,957
Mortgage banking and other loan fees	17,019	125,512	—		1,886	—		—		144,417
FDIC loss sharing income	21,498	—	—		—	—		—		21,498
Accelerated discount on acquired loans	18,914	—	—		—	—		—		18,914
Net gains on sales of securities	6,057	6,541	—		—	—		—		12,598
Other income	5,843	4,498	—		3,547	—		—		13,888
Total noninterest income	74,684	145,962	—		7,626	—		—		228,272
Noninterest expenses
Salaries and employee benefits	59,252	89,229	—		22,870	—		—		171,351
Occupancy and equipment expense	14,044	13,244	—		9,157	—		—		36,445
Data processing and professional fees	9,412	31,646	—		4,826	—		—		45,884
FDIC loss sharing expense	3,024	—	—		—	—		—		3,024
Marketing expense	1,934	867	—		305	—		—		3,106
Insurance expense	2,436	4,554	—		4,337	—		—		11,327
Other expense	13,677	37,721	1,609	(6)	8,226	612	(12)	—		61,845
Total noninterest expenses	103,779	177,261	1,609		49,721	612		—		332,982
Income (losses) before income taxes	31,902	25,815	10,507		(1,438)	2,341		(1,133)		67,994
Income tax	10,232	56	12,657	(7)	3,496	(3,180	)(7)	(397	)(7)	22,864
Net income (loss)	$21,670	$25,759	$(2,150)		$(4,934)	$5,521		$(736)		$45,130

Earnings per share:
Basic	$0.46									$0.68
Diluted	$0.44									$0.66
Average shares outstanding - basic	46,987									66,221
Average shares outstanding - diluted	48,806									68,040

(1)       Adjustments exclude estimated transaction costs (e.g., legal, accounting, consulting, etc.) of approximately $7.2 million related to the acquisition of First Place Bank and approximately $11.0 million of salary and benefit expenses due to transaction related incentive compensation and severance expense which would be recorded as non-interest expense as incurred. These expenses were recorded in our unaudited financial statements as of March 31, 2013. The adjustments also exclude the impact of any changes in the valuation allowance associated with the deferred taxes. Footnote 12 “Income Taxes” of the unaudited financial statements as of September 30, 2013, contained in our prospectus filed with the SEC pursuant to Rule 424(b)(4) on February 12, 2014, provides disclosure on acquired deferred taxes.

(2)       Adjustments reflect the change in loan interest income for the year ended December 31, 2012 that would have resulted had the loans been acquired as of January 1, 2012. The change in loan interest income is due to estimated discount accretion associated with fair value rate adjustments of $14.8 million to acquired loans. The discount accretion was calculated on the level yield method over the estimated lives of the acquired loan portfolios of five years.

(3)       Adjustments reflect the change in interest expense for the year ended December 31, 2012 that would have resulted had the time deposits been acquired as of January 1, 2012. The change in deposit interest expense is due to estimated premium amortization associated with fair value adjustments of $4.1 million to acquired time deposits. The premium amortization was calculated on the level yield method over the estimated lives of the acquired time deposits of two years.

(4)       Adjustments reflect the change in interest expense for the year ended December 31, 2012 that would have resulted had the borrowings and other debt been assumed as of January 1, 2012. The change in interest expense is due to estimated premium amortization/discount accretion associated with fair value adjustments of $42.9 million to assumed borrowings and other debt, which include FHLB advances, borrowings and subordinated debt. While the assumed subordinated debt related to the trust preferred securities was not an instrument of First Place Bank, we elected to present the adjustment of approximately $680 thousand related to the net interest expense that would have occurred had the subordinated debt been assumed on January 1, 2012 in the adjustments presented for First Place Bank.  The premium amortization/discount accretion was calculated on the level yield method over the estimated lives of the assumed borrowings and other debt instruments of 5.5 years.

(5)       Acquired loans are recorded at estimated fair value at acquisition which includes adjustments for identified and estimated credit losses expected at acquisition. The recording of acquired loans at their fair value at January 1, 2012 would be expected to significantly impact the determination of the provision for loan losses for 2012. However, we have assumed no reduction to the historic amount of First Place Bank’s provision for loan losses in this presentation.

(6)       Adjustments reflect the change in other expense for the year ended December 31, 2012 that would have resulted from the amortization of the core deposit intangible of $9.8 million had the deposits been acquired as of January 1, 2012. The amortization of the core deposit intangible was calculated on an accelerated basis over the estimated useful life of ten years.

(7)       Adjustments reflect recognition of tax expense associated with the adjusted net taxable income before taxes assuming an effective rate of 35%.

(8)       Adjustments exclude estimated transaction costs (e.g., legal, settlements, accounting, etc.) of approximately $1.0 million and approximately $1.5 million of salary and benefit expenses due to estimated severance and retention expenses to be incurred by Talmer West Bank, which will be recorded as non-interest expenses as incurred. The adjustments also exclude the impact of any changes in the valuation allowance associated with the deferred taxes.

(9)       Adjustments reflect the change in loan interest income for the year ended December 31, 2012 that would have resulted had the loans been acquired as of January 1, 2012. The change in loan interest income is due to estimated discount accretion associated with fair value rate adjustments of $9.5 million to acquired loans. The discount accretion was calculated on the level yield method over the estimated lives of the acquired loan portfolios of five years.

(10)     Adjustments reflect the change in interest expense for the year ended December 31, 2012 that would have resulted had the time deposits been acquired as of January 1, 2012. The change in deposit interest expense is due to estimated premium amortization associated with fair value adjustments of $2.1 million to acquired time deposits. The premium amortization was calculated on the level yield method over the estimated lives of the acquired time deposits of two years.

(11)     Acquired loans are recorded at estimated fair value at acquisition which includes adjustments for identified and estimated credit losses expected at acquisition. The recording of acquired loans at their fair value at January 1, 2012 would be expected to significantly impact the determination of the provision for loan losses for the year ended December 31, 2012. However, we have assumed no reduction to the historic amount of Talmer West Bank’s provision for loan losses in this presentation.

(12)     Adjustments reflect the change in other expense for the year ended December 31, 2012 that would have resulted from the amortization of the core deposit intangible of $3.6 million had the deposits been acquired as of January 1, 2012. The amortization of the core deposit intangible was calculated on an accelerated basis over the estimated useful life of ten years.

(13)     Adjustments exclude estimated transaction costs (e.g., legal, accounting, consulting, opening balance sheet valuation, etc.) of approximately $2.0 million and approximately $2.0 million of salary and benefit expenses due to transaction related incentive compensation to be incurred by Talmer Bancorp, Inc. related to the acquisition of Talmer West Bank, which will be recorded as non-interest expenses as incurred and any change in interest income for the year ended December 31, 2012 that would have resulted had the issuance of an aggregate of 21,750,000 shares of common stock in our February 2012 and December 2012 private placements been completed on January 1, 2012. Adjustments also exclude the recognition of any bargain purchase gains that would have resulted had First Place Bank and Talmer West Bank been acquired as of January 1, 2012. A bargain purchase gain represents difference between the net fair value adjustment and the consideration paid. The bargain purchase gain recognized by Talmer Bancorp Inc. at January 1, 2013 related to the acquisition of First Place Bank was $71.7 million and was presented in our unaudited financial statements as of September 30, 2013 contained in our prospectus filed with the SEC on February 12, 2014. We anticipate the bargain purchase gain to be recognized by Talmer Bancorp Inc. at January 1, 2014 related to the acquisition of Talmer West Bank will be approximately $37.0 million.

(14)     Adjustment reflects change in interest expense for the year ended December 31, 2012 that would have resulted had Talmer Bancorp, Inc. borrowed the $35.0 million under a senior unsecured line of credit to fund the acquisition of Talmer West Bank on January 1, 2012.